Exhibit 99.1

8503 Hilltop Drive, Ooltewah, TN 37363 Telephone 423.238.4171

CONTACT:	Miller Industries, Inc. Debbie Whitmire, Chief Financial Officer (423) 238-4171 Frank Madonia, General Counsel (423) 238-4171 FTI Consulting, Inc. Investor Contact: Mark Barbalato (212) 850-5707

MILLER INDUSTRIES REPORTS 2018 SECOND QUARTER RESULTS

CHATTANOOGA, Tenn., August 8, 2018/PRNewswire/ -- Miller Industries, Inc. (NYSE: MLR) (the "Company") today announced financial results for the second quarter ended June 30, 2018.

For the second quarter of 2018, net sales were $176.9 million, an increase of 15.5%, compared to $153.1 million for the second quarter of 2017. Net income in the second quarter of 2018 was $7.6 million, or $0.67 per diluted share, an increase of 40.1%, compared to net income of $5.4 million, or $0.48 per diluted share, in the prior year period.

Gross profit for the second quarter of 2018 was $21.3 million, or 12.0% of net sales, compared to $17.6 million, or 11.5% of net sales, for the second quarter of 2017. Selling, general and administrative expenses were $9.7 million, or 5.5% of net sales, compared to $9.1 million, or 5.9% of net sales, in the prior year period.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.18 per share, payable September 17, 2018 to shareholders of record at the close of business on September 10, 2018.

Jeffrey I. Badgley, Co-Chief Executive Officer of the Company stated, “Performance in the second quarter continued to be very strong, with year-over-year revenue growth of 15.5%, driven by an increase in production volumes, as we utilized the completion of our expansion projects to meet customer demand. We continued to achieve significant profitability improvement this quarter with gross margin expansion of 50 basis points year-over-year to 12.0% and overall year-over-year gross profit and net income growth of 20.9% and 40.1%, respectively. Our selling, general and administrative expenses as a percent of total revenue also contracted 40 basis points to 5.5%. Economic growth in our markets remains strong and our capital investments propel us forward as we strive to meet customer demand and create sustainable shareholder value.”

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MILLER INDUSTRIES REPORTS 2018 SECOND QUARTER RESULTS	PAGE 2

“We continued to see strong demand for our products across all of our geographies during the second quarter. In addition, we are seeing positive impacts on our results from efficiency improvements. Our ability to meet demand, while effectively enhancing productivity, continues to be encouraging to all of our stakeholders.”

Mr. Badgley concluded, “Our outlook for the remainder of 2018 remains positive, reflecting a healthy backlog and continued strength in both domestic and international markets. Although our top-line growth and profitability have not been affected through the first half of the year, we continue to remain cautious as it relates to raw materials, more specifically the potential effects related to tariffs on steel and aluminum. We’re in constant communication with our customers and suppliers and we’ll continue to monitor the changing dynamics resulting from the tariffs to determine the impact they may have on our raw material costs in the future.”

In conjunction with this release, the Company will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for tomorrow, August 9, 2018, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through a link at:

https://www.webcaster4.com/Webcast/Page/1034/26899

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through August 23, 2018. The replay number is 1-844-512-2921, Passcode 3913225.

Miller Industries is The World's Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Titan® and Eagle®.

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MILLER INDUSTRIES REPORTS 2018 SECOND QUARTER RESULTS	PAGE 3

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things: the cyclical nature of our industry and changes in consumer confidence; economic and market conditions; our customers’ access to capital and credit to fund purchases; our dependence on outside suppliers of raw materials; changes in the cost of aluminum, steel and related raw materials; changes in fuel and other transportation costs, insurance costs and weather conditions; changes in government regulation; various political, economic and other uncertainties relating to our international operations, including restrictive taxation and foreign currency fluctuation; failure to comply with domestic and foreign anti-corruption laws; competitors could impede our ability to attract or retain customers; our ability to develop or acquire proprietary products and technology; assertions against us relating to intellectual property rights; problems hiring or retaining skilled labor; a disruption in our information technology systems or any violation of data protection laws; changes in the tax regimes and related government policies and regulations in the countries in which we operate; the effects of regulations relating to conflict minerals; the catastrophic loss of one of our manufacturing facilities; environmental and health and safety liabilities and requirements; loss of the services of our key executives; product warranty or product liability claims in excess of our insurance coverage; potential recalls of components or parts manufactured for us by suppliers or potential recalls of defective products; an inability to acquire insurance at commercially reasonable rates; and those other risks referenced herein, and those risks discussed in our filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our Company.

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Miller Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data) (unaudited)

	Three Months Ended			Six Months Ended
	June 30			June 30
			%			%
	2018	2017	Change	2018	2017	Change
NET SALES	$176,888	$153,089	15.5%	$336,048	$302,022	11.3%

COSTS OF OPERATIONS	155,609	135,486	14.9%	296,342	269,024	10.2%

GROSS PROFIT	21,279	17,603	20.9%	39,706	32,998	20.3%

OPERATING EXPENSES:
Selling, General and Administrative Expenses	9,678	9,066	6.8%	19,267	18,110	6.4%

NON-OPERATING (INCOME) EXPENSES:
Interest Expense, Net	484	315	53.7%	904	693	30.4%
Other (Income) Expense, Net	627	(470)	-233.4%	(288)	(484)	-40.5%

Total Expense, Net	10,789	8,911	21.1%	19,883	18,319	8.5%

INCOME BEFORE INCOME TAXES	10,490	8,692	20.7%	19,823	14,679	35.0%

INCOME TAX PROVISION	2,890	3,267	-11.5%	5,553	5,415	2.5%

NET INCOME	$7,600	$5,425	40.1%	$14,270	$9,264	54.0%

BASIC INCOME PER COMMON SHARE	$0.67	$0.48	39.6%	$1.25	$0.82	52.4%

DILUTED INCOME PER COMMON SHARE	$0.67	$0.48	39.6%	$1.25	$0.81	54.3%

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.18	$0.18	0.0%	$0.36	$0.36	0.0%

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	11,384	11,365	0.2%	11,384	11,357	0.2%
DILUTED	11,393	11,383	0.1%	11,393	11,381	0.1%

Miller Industries, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

	June 30,
	2018	December 31,
	(unaudited)	2017
ASSETS
CURRENT ASSETS:
Cash and temporary investments	$19,713	$21,895
Accounts receivable, net of allowance for doubtful accounts of $1,136 and $1,038 at June 30, 2018 and December 31, 2017, respectively	148,023	132,699
Inventories, net	81,219	68,567
Prepaid expenses	4,550	4,272
Total current assets	253,505	227,433
PROPERTY, PLANT, AND EQUIPMENT, net	83,162	77,628
GOODWILL	11,619	11,619
OTHER ASSETS	579	558
	$348,865	$317,238

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$91,953	$79,304
Accrued liabilities	26,729	22,001
Long-term obligations due within one year	386	394
Total current liabilities	119,068	101,699
LONG-TERM OBLIGATIONS	15,582	10,212
NONCURRENT TAXES PAYABLE	----	1,102
DEFERRED INCOME TAX LIABILITIES	1,308	1,125
	135,958	114,138

SHAREHOLDERS' EQUITY:
Preferred stock, $.01 par value; 5,000,000 shares authorized, none issued or outstanding	----	----
Common stock, $.01 par value; 100,000,000 shares authorized, 11,384,296 and 11,378,482, outstanding at June 30, 2018 and December 31, 2017, respectively	114	114
Additional paid-in capital	150,849	150,699
Accumulated surplus	65,752	55,580
Accumulated other comprehensive loss	(3,808)	(3,293)
Total shareholders' equity	212,907	203,100
	$348,865	$317,238